UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders

The following actions were taken by the shareholders of 1st Source at the annual shareholders' meeting held April 24, 2014:

1.Election of Directors

The directors named below were elected to the Board of Directors, as follows:

Terms Expiring in April, 2017:

Nominee	Votes For	Votes Withheld
Vinod M. Khilnani	19,673,021	433,446
Rex Martin	19,239,085	867,382
Christopher J. Murphy III	18,135,748	1,970,719
Timothy K. Ozark	19,673,883	432,584

In addition, the following directors continued in office after the 2014 annual meeting:

Terms Expiring in April, 2015:	Terms Expiring in April, 2016:
Allison N. Egidi	Daniel B. Fitzpatrick
Tracy D. Graham	Wellington D. Jones III
Craig A. Kapson	Najeeb A. Khan
John T. Phair	Christopher J. Murphy IV
Mark D. Schwabero

2.    Advisory Approval of Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, contains a requirement that publicly traded firms, like 1st Source Corporation (the Company), permit a separate, non-binding advisory shareholder vote to approve the compensation of the Company's executive officers.

Votes For	Votes Against	Votes Abstain
16,925,813	2,955,611	225,043

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: April 25, 2014	/s/ CHRISTOPHER J. MURPHY III
Christopher J. Murphy III
Chairman of the Board, President and CEO

Date: April 25, 2014	/s/ ANDREA G. SHORT
Andrea G. Short
Treasurer and Chief Financial Officer
Principal Accounting Officer